UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PERASO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

On November 20, 2023, Peraso Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its Definitive Proxy Statement on Schedule 14A (as amended, the “Proxy Statement”) for the Company’s 2023 Annual Meeting of Stockholders to be held on December 15, 2023 (the “Annual Meeting”). Subsequent to the filing of the Proxy Statement, on December 11, 2023, the Company engaged Campaign Management (the “Solicitor”) to assist in the solicitation of proxies, including proxy process-related advice and informational support. The costs of soliciting votes in connection with the Proxy Statement have been, or will be, paid by the Company.

This proxy statement supplement (this “Supplement”) is being filed solely to update the Proxy Statement to disclose the engagement of the Solicitor. This Supplement should be read in conjunction with the Proxy Statement. Except as described herein, this Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement and the disclosures therein. If stockholders need assistance with casting, changing or revoking their vote, or would like more information about the proposals to be considered at the Annual Meeting, then they should refer to the Proxy Statement for instructions on how to do so.

PERASO INC.

By:	/s/ Ronald Glibbery
Name:	Ronald Glibbery
Title:	Chief Executive Officer